EXHIBIT 10.1

FIRST AMENDMENT TO LEASE AGREEMENT

This First Amendment to Lease Agreement (this “Amendment”) is executed as of September 15, 2005 between BMC SOFTWARE TEXAS, L.P., a Texas limited partnership (“Landlord”) and OMEGA PROTEIN CORPORATION, a Nevada corporation (“Tenant”) for the purpose of amending the Lease Agreement between Landlord and Tenant dated August 19, 2005 (the “Original Lease”). Capitalized terms used herein but not defined herein shall have the meanings assigned to them in the Original Lease. The Original Lease as amended by this Amendment is referred to herein and in the Original Lease as the “Lease”.

RECITALS:

A. Pursuant to the Original Lease, the Tenant leased 15,150 rentable square feet on floor 5 of Building III of the Project, and now desires to lease the remainder of floor 5 of Building III.

AGREEMENTS:

For valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1. Premises The definition of Premises is hereby modified to consist of all of floor 5 of Building III, containing 23,144 rentable square feet, regardless of the actual rentable square footage, and the rentable square footage of the Building is hereby corrected to be 201,801 square feet. Exhibit “A” to the Original Lease is hereby replaced with Exhibit “A” attached hereto. For all purposes under the Lease, including the payment of Rent and the amount of the Construction Allowance, the number of square feet in the Premises shall be adjusted as set forth herein. Consistent with the final paragraph of the section of the Basic Lease Information entitled “Basic Rent”, Tenant shall concurrent with the execution of this Amendment, prepay to Landlord an amount equal to the Base Rent due for the 4th, 5th and 6th months of the Term relating to the increase in the rentable square feet of the Premises, being an aggregate amount of $46,964.75.

2. Tenant’s Percentage Share. The Tenant’s Percentage Share shall be modified to be 11.46%.

3. Parking. Consistent with the terms of the Lease, with respect to the increase in size of the Premises to 23,144 rentable square from 15,150 rentable square feet, Tenant shall have the right to take additional unreserved parking spaces in the Parking Garage up to a total ratio equivalent of three parking spaces for each 1,000 rentable square feet contained in the Premises.

4. Brokerage. Landlord and Tenant each warrant to the other that it has not dealt with any broker or agent in connection with the negotiation or execution of this Amendment, other than those set forth in the Original Lease. Tenant and Landlord shall each indemnify the other against all costs, expenses, attorneys’ fees, and other liability for commissions or other compensation claimed by any other broker or agent claiming the same by, through, or under the indemnifying party.

5. Ratification. Tenant hereby ratifies and confirms its obligations under the Lease, and represents and warrants to Landlord that it has no defenses thereto. Additionally, Tenant further confirms and ratifies that, as of the date hereof, (a) the Lease is and remains in good standing and in full force and effect, and (b) Tenant has no claims, counterclaims, set-offs or defenses against Landlord arising out of the Lease or in any way relating thereto or arising out of any other transaction between Landlord and Tenant.

6. Binding Effect; Governing Law. Except as modified hereby, the Lease shall remain in full effect and this Amendment shall be binding upon Landlord and Tenant and their respective successors and assigns. If any inconsistency exists or arises between the terms of this Amendment and the terms of the Lease, the terms of this Amendment shall prevail. This Amendment shall be governed by the laws of the State in which the Premises are located.

7. Counterparts. This Amendment may be executed in multiple counterparts, each of which shall constitute an original, but all of which shall constitute one document.

[Signature Page Follows]

LANDLORD:	BMC SOFTWARE TEXAS, L.P.,
a Texas limited partnership

	By:	BMC Software Texas, Inc.,
a Texas corporation, its general partner

		By:	/s/ Steve Solcher
		Name:	Steve Solcher
		Title:	Chief Financial Officer

TENANT:	OMEGA PROTEIN CORPORATION,
a Nevada corporation

		By:	/s/ John D. Held
		Name:	John D. Held
		Title:	Executive Vice President